Exhibit 99.1

June 17, 2025

COMPANY CONTACT

FutureFuel Corp.

Roeland Polet

(314) 854-8352

www.futurefuelcorporation.com

FutureFuel Idles Biodiesel Production Amidst Regulatory Uncertainty, Shifts Full Focus to Specialty Chemicals Growth

CLAYTON, Mo. (June 17, 2025) – FutureFuel Corp. (NYSE: FF) (“FutureFuel” or the “Company”), a manufacturer of custom and performance chemicals and biofuels, today announced its decision to temporarily idle biodiesel production upon completion of its remaining contractual obligations, anticipated to occur by the end of June.

This decision comes despite welcome news last week from the U.S. Environmental Protection Agency (the “EPA”) proposing to increase biomass-based diesel mandates for 2026 and 2027 to 7.12 and 7.50 billion Renewable Identification Numbers (“RINs”), respectively, a significant jump from 3.35 billion gallons and 5.36 billion gallons in 2025 and 2026, respectively.

"We welcome the EPA’s proposed increase in biomass-based diesel mandates and thank all who supported this positive change," said Roeland Polet, CEO. "Unfortunately, without clarity on the Clean Fuel Producers Tax Credit (IRA 45Z), which was intended to replace the expired $1 per gallon Blenders Tax Credit (40(A)), FutureFuel has determined it must temporarily idle its biodiesel production for the time being."

FutureFuel remains committed to the production of biodiesel and intends to restart production once regulatory conditions improve. The company's Batesville facility boasts flexible production capacity, allowing it to seamlessly switch between specialty chemicals and biodiesel. This unique capability sets FutureFuel apart from other biodiesel producers.

In response to current challenges in the biodiesel industry, FutureFuel will redirect certain capacity from biodiesel production to support the growth of its specialty chemicals business. The company also anticipates that investment in new product capacity at its facility will come online in mid-2025. Furthermore, FutureFuel is actively pursuing and executing a robust pipeline of chemical projects for the second half of 2025 and 2026.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products and biofuels. FutureFuel’s chemicals segment manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom manufacturing product portfolio includes proprietary agrochemicals, adhesion promoters, a biocide intermediate, and an antioxidant precursor. FutureFuel’s performance chemicals products include a portfolio of proprietary nylon and polyester polymer modifiers and several small-volume specialty chemicals and solvents for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time-to-time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report, for the year ended December 31, 2024, and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes No obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.